UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2004

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South

55423
Richfield, Minnesota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On May 28, 2004, Best Buy Co., Inc. issued a press release announcing that it was issuing a notice of its intent to redeem on June 27, 2004, all of its convertible debentures due in 2021 in the outstanding principal amount at maturity of $492 million (CUSIP NOS. 086516AC5 and 086516AD3). The press release stated the registrant was simultaneously issuing to holders of its convertible debentures due 2021, a required notice of such holders’ option to require the registrant to repurchase all or a portion of their debentures on June 27, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

Press release issued May 28, 2004. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 3, 2004	By:	/s/ Bruce H. Besanko
Bruce H. Besanko
Vice President – Finance